Exhibit 5.1

[ARTHUR COX LETTERHEAD]

1 November 2012

To:                           Board of Directors

Seagate Technology public limited company

38/39 Fitzwilliam Square

Dublin 2

Ireland

Re:                         Seagate Technology plc — registration statement on Form S-8 in relation to the Plans

Dear Sirs

1.                                    Basis of Opinion

1.1                            We are acting as Irish counsel to Seagate Technology plc, registered number 480010, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 38/39 Fitzwilliam Square, Dublin 2 (the “Company”), in connection with the registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to 1,010,369 ordinary shares with nominal value US$0.00001 per share of the Company (the “EIP Shares”) that may be delivered pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”) and up to 10,000,000 ordinary shares (the “ESPP Shares”) that may be delivered pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”).  The ESPP, together with the 2012 Plan, will hereinafter be referred to as the “Plans” and the EIP Shares, together with the ESPP Shares, will hereinafter be referred to as the “Shares”.

1.2                            This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland.  We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.  In particular, we express no opinion on European Community law as it affects any jurisdiction (other than Ireland insofar as opined on herein).  We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Plan Documents (as defined in the Schedule) or the transactions contemplated thereby.

1.3                            This Opinion is also strictly confined to:

(a)                               the matters expressly stated herein paragraph 2 below and is not to be read as extending by implication or otherwise to any other matters;

(b)                              the Plan Documents; and

(c)                               the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans or the Shares other than the Plan Documents.

1.4                            For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.5                            For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 1 November 2012 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6                            This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.  This Opinion speaks only as of this date.

2.                                    Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                            The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2                            When the Shares have been issued (and, if required, paid for in cash) pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid in by the holders thereof in connection with the issue of such shares).

3.                                    Assumption

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and the Plans

3.1                            when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2                            that Shares issued pursuant to any awards under the Plans will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of such Shares of cash at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue and that where Shares are issued under the Plans without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 60(12) of the Companies Act 1963 (as amended)) or issued for consideration as set out in Section 30(d) of the Companies (Amended) Act 1983;

3.3                            that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under applicable laws other than Irish law;

3.4                            that the exercise of any option and rights granted under the Plans and the issue of Shares upon exercise of such options and rights (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and procedures described in the Plans and the applicable award agreement or enrollment form;

3.5                            that the Company will comply with the reservation of Shares set forth in the Plans and adopted by the Board;

3.6                            that as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

Authenticity and bona fides

3.7                            the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of the company documents and genuineness of all signatories, stamps and seals thereon;

3.8                            where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.9                            that the Plan Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.10                    that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that at any such meetings the participants were entitled to attend and vote at the meeting and that no further resolutions have been passed or actions taken which would or might alter the effectiveness thereof;

3.11                    the Memorandum and Articles of Association of the Company amended on 1 July 2010 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.12                    the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that the search information has not since the time of search or enquiry been altered.  It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.13                    the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and

Commercial Benefit

3.14                    that the Plan Documents have been entered into for bona fide commercial purposes, or arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.                                    Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC.  We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto.  In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Plan Documents

1.                                    A copy of the form of the Registration Statement to be filed by the Company with the SEC;

2.                                    A copy of the rules of the 2012 Plan and the ESPP;

3.                                    A copy of the form of the Executive Performance Unit Agreement, Restricted Share Unit Agreement (Outside Directors), Restricted Share Unit Agreement and Option Agreement in respect of grants made under the 2012 Plan;

4.                                    A copy of the enrolment forms under the ESPP;

5.                                    A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company and the transfer and assumption of the Seagate Technology 2004 Stock Compensation Plan by the Company dated 1 July 2010;

6.                                    A copy of the resolution of the board of directors of the Company regarding the approval of the 2012 Plan dated 27 July 2011;

7.                                    A copy of the resolution of the board of directors of the Company regarding the filing of the Registration Statement in respect of the 2012 Plan dated 26 October 2011;

8.                                    A copy of the resolution of the board of directors of the Company regarding the approval of the ESPP and filing of the Registration Statement dated 25 July 2012;

9.                                    A copy of the resolution of the board of directors of the Company (unsigned) regarding the filing of the Registration Statement dated 24 October 2012;

10.                            A corporate certificate of the Secretary of the Company dated 1 November 2012;

11.                            A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 1 July 2010;

12.                            A copy of the Certificate of Incorporation of the Company dated 22 January 2010;

13.                            A copy of the Certificate of Incorporation of Change of Name of the Company dated 22 February 2010; and

14.                            Letter of Status from the Irish Companies Registration Office dated 1 November 2012.